UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

AbitibiBowater Inc. (the “Company”) announced on June 3, 2010 that the board of directors appointed on that date Richard Garneau as a director of the Company and also announced the departure of Anthony F. Griffiths as a member of the board. Mr. Garneau’s appointment and Mr. Griffiths’s departure are effective as of June 3, 2010. Mr. Garneau was appointed to replace Mr. Griffiths on the Human Resources and Compensation Committee and Nominating and Governance Committee.

ITEM 8.01.	OTHER EVENTS.

Monthly Operating Report

On June 2, 2010, the Company and certain of its U.S. subsidiaries (collectively, the “U.S. Debtors”) filed the Monthly Operating Report for the period from April 1, 2010 to April 30, 2010 (the “MOR”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) (In re: AbitibiBowater Inc., et al., Chapter 11, Case No. 09-11296). A copy of the MOR is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The MOR is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the U.S. Debtors’ compliance with the monthly reporting requirements of the U.S. Bankruptcy Court. The financial information in the MOR has not been audited, reviewed or otherwise verified for accuracy or completeness by independent accountants. The financial statements in the MOR are not intended to be prepared in conformity with U.S. GAAP because they do not include all of the information and footnote disclosures required by U.S. GAAP for complete financial statements, and the information contained in the MOR is not intended to reconcile to the consolidated financial statements of the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission on March 31, 2010, as amended, nor any consolidated financial statements in subsequently filed Quarterly Reports on Form 10-Q. The statement of operations and cash flows presented in the MOR for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any interim period. Readers are cautioned not to place undue reliance on the MOR. The MOR is in a format required by the U.S. Bankruptcy Court and should not be used for investment purposes.

Monitor’s Report

On June 4, 2010, Ernst & Young Inc. (“E&Y”), as Monitor, filed its forty-third report (the “Monitor’s Report”) with the Superior Court of Quebec in Canada (the “Canadian Court”) in connection with the creditor protection proceedings previously instituted by certain wholly-owned subsidiaries of the Company, namely Abitibi-Consolidated Inc. and certain of its subsidiaries, and Bowater Canadian Holdings Incorporated and certain of its subsidiaries (collectively, the “Canadian Petitioners”), under the Companies Creditors Arrangement Act (Canada). The purpose of the Monitor’s Report is to report to the Canadian Court with respect to the four week cash flow results of the Canadian

Petitioners for the period from April 5, 2010 to May 2, 2010 and to provide details on: (i) an update regarding the overview of the current market conditions in the forest products industry provided in the forty-first report of the Monitor, dated May 5, 2010, (ii) the receipts and disbursements of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the reporting period, with a discussion of the variances from the respective forecasts set forth in the forty-first report of the Monitor, (iii) the current liquidity and revised cash flow forecasts of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the 13-week period ended August 1, 2010 and (iv) an update with respect to certain key performance indicators tracked by the Canadian Petitioners. A copy of the Monitor’s Report is attached as Exhibit 99.2 and is incorporated herein by reference.

The Monitor’s Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the Canadian Petitioners’ compliance with the monthly reporting requirements of the Canadian Court. The financial information in the Monitor’s Report has not been audited, reviewed or otherwise verified for accuracy or completeness by E&Y. Some of the information referred to in the Monitor’s Report consists of forecasts and projections.

Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant. The Monitor’s Report is in a format required by the Canadian Court and should not be used for investment purposes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Monthly Operating Report for the Period April 1, 2010 to April 30, 2010, dated May 31, 2010

99.2	Forty-Third Report of the Monitor, dated June 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: June 8, 2010	By:	/S/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice-President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Monthly Operating Report for the Period April 1, 2010 to April 30, 2010, dated May 31, 2010

99.2	Forty-Third Report of the Monitor, dated June 3, 2010

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